Exhibit 99.1

Brian Smith

ESI

503-672-5760

smithb@esi.com

ESI Announces Fourth Quarter and Full Year Fiscal 2011 Results

Generates 72% Annual Revenue Growth and $51 Million Operating Cash Flow

PORTLAND, Ore. – May 10, 2011 – Electro Scientific Industries, Inc. (NASDAQ:ESIO), a leading supplier of innovative laser-based manufacturing solutions for the microtechnology industry, today announced results for its fiscal 2011 fourth quarter ended April 2, 2011. Financial measures are provided on both a GAAP and non-GAAP basis, which excludes the impact of purchase accounting, equity compensation and non-recurring items.

Revenue in the fourth quarter was $71.6 million, compared to $67.2 million in the third quarter of 2011 and $59.6 million in the same quarter one year ago. On a GAAP basis, net income was $6.0 million or $0.21 per diluted share, compared to $2.4 million or $0.08 per diluted share in the prior quarter. On a non-GAAP basis, excluding the impact of purchase accounting, equity compensation and non-recurring items, fourth quarter net income was $6.5 million or $0.22 per diluted share, compared to $5.9 million or $0.21 per diluted share in the third quarter.

“The fourth quarter represented a strong finish to a great year for ESI,” stated Nick Konidaris, president and CEO of ESI. “We reported our highest quarterly revenue and operating profit in over three years, and we generated nearly $30 million in operating cash flow.”

Orders for the fourth quarter were $72.5 million, compared to $77.9 million in the prior quarter and up from $54.2 million in the corresponding quarter last year. Konidaris continued, “The Interconnect and Micromachining Group had its second highest order level, following record performance last quarter. In addition, strength in the DRAM and LED markets, especially mobile DRAM, drove higher orders in our semiconductor business.”

Revenue increased 6.5% sequentially, with strong shipments of interconnect and micromachining systems. Gross margin was 44%, compared to 45% last quarter and 43% in the prior year quarter.

Operating expenses decreased by $1.8 million sequentially driven by a reduction in legal settlement and restructuring charges. Excluding non-recurring items, stock compensation and purchase accounting, non-GAAP operating expenses were $23.7 million, up $0.4 million. Non-GAAP operating income was $8.3 million, or 12% of sales, up from $7.2 million or 11% of sales in the third quarter.

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Fourth Quarter Fiscal 2011 Results

Full Year Fiscal 2011 Results

Fiscal 2011 revenue was $257 million, up 72% compared to $149 million in fiscal 2010. On a GAAP basis, fiscal 2011 net income was $7.9 million or $0.28 per diluted share, compared to net loss of $12.0 million or $0.44 per share in the prior year. On a non-GAAP basis, excluding the impact of purchase accounting, equity compensation and non-recurring items, net income was $16.0 million or $0.56 per diluted share, compared to a net loss of $6.6 million or $0.24 per share in 2010. Konidaris added, “Fiscal 2011 was an outstanding year for ESI, with dramatic improvement in all operating metrics. The investments we made in innovation and new initiatives are driving growth, and we believe position us well heading into 2012.”

Balance Sheet and Cash Flow

At quarter end, cash and investments totaled $205 million. Cash flow from operations was $29 million for the quarter and $51 million for fiscal year 2011, as a result of higher profitability and improved working capital efficiency.

Q1 2012 Outlook

Based on current business conditions, ESI expects revenues for the first quarter of fiscal 2012 to be between $75 and $80 million. Non-GAAP earnings per share are expected to be $0.24 to $0.28, excluding the impact of purchase accounting, equity compensation and non-recurring items.

Konidaris concluded, “Fiscal 2011 was a strong year for ESI, as we improved our profitability and increased our investment for growth. Looking forward into fiscal 2012, our markets are healthy and we continue to see strong demand for our industry-leading portfolio of products. We will continue to execute our strategy to drive revenue growth and improve profitability by growing our addressable market through entering new applications in the field of laser-based microengineering.”

The company will hold a conference call today at 5:00 p.m. EDT. The session will include a review of the financial results, operational performance and business outlook, and a question and answer period.

The conference call can be accessed by calling 800-688-0796 (domestic participants) or 617-614-4070 (international participants). The conference ID number is 58389369. A live audio webcast can be accessed at investors.esi.com. Upon completion of the call, an audio replay will be accessible through May 20, 2011, at 888-286-8010 (domestic participants) or 617-801-6888 (international participants), passcode 19442599. The webcast will be available on ESI’s website for one year.

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Fourth Quarter Fiscal 2011 Results

Discussion of Non-GAAP Financial Measures

In this press release, we have presented financial measures which have not been determined in accordance with generally accepted accounting principles (GAAP) and are therefore non-GAAP financial measures. Non-GAAP financial measures exclude the impact of purchase accounting, equity compensation, and non-recurring items. We believe that this presentation of non-GAAP financial measures allows investors to better assess the company’s operating performance by comparing it to prior periods on a more consistent basis. We have included a reconciliation of various non-GAAP financial measures to those measures reported in accordance with GAAP. Because our calculation of non-GAAP financial measures may differ from similar measures used by other companies, investors should be careful when comparing our non-GAAP financial measures to those of other companies.

About ESI

ESI is a leading supplier of innovative laser-based manufacturing solutions for the microtechnology industry. Our systems enable precise structuring and testing of micron to submicron features in semiconductors, electronic devices, LEDs and other high-value components. We partner with our customers to make breakthrough technologies possible in the semiconductor, microelectronics and other emerging industries. Founded in 1944, ESI is headquartered in Portland, Ore, with global operations from the Pacific Northwest to the Pacific Rim. More information is available at www.esi.com.

Forward-Looking Statements

This press release includes forward-looking statements about the markets we serve, revenue, new products and markets, and earnings per share. These forward-looking statements are based on information available to us on the date of this release and we assume no obligation to update these forward-looking statements for any reason. Actual results may differ materially from those in the forward-looking statements. Risks and uncertainties that may affect the forward-looking statements include: the risk that anticipated growth opportunities may be smaller than anticipated or may not be realized; risks related to the relative strength and volatility of the electronics industry - which is dependent on many factors including component prices, global economic strength and political stability, and overall demand for electronic devices (such as capacitors, semiconductor memory devices and advanced electronic packages) used in wireless telecommunications equipment, computers and consumer and automotive electronics; the health of the financial markets and availability of credit for end customers and related effect on the global economy; the volatility associated with the semiconductor industry which includes the relative level of capacity and demand, and financial strength of the manufacturers; the risk that customer orders may be canceled or delayed; the ability of the company to respond promptly to customer requirements; the risk that the company may not be able to ship products on the schedule required by customers, whether as a result of production delays, supply delays, or otherwise; the ability of the company to develop, manufacture and successfully deliver new products and enhancements; the risk that customer acceptance of new or customized products may be delayed; the risk that large orders and related revenues may not be repeated; the company’s need to continue investing in research and development; the company’s ability to hire and retain key employees; the company’s ability to create and sustain intellectual property protection around its products; the risk that competing or alternative technologies could reduce demand for our products; foreign currency fluctuations; the company’s ability to utilize recorded deferred tax assets; taxes, interest or penalties resulting from tax audits; changes in tax laws or the interpretation of such tax laws; and future liquidity and valuation of auction rate securities.

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Fourth Quarter and Fiscal 2011 Results

Electro Scientific Industries, Inc.

Fourth Quarter and Fiscal 2011 Results

(In thousands, except per share data)

(Unaudited)

	Fiscal quarter ended			Fiscal year ended
	Apr 2, 2011	Jan 1, 2011	Apr 3, 2010	Apr 2, 2011	Apr 3, 2010
Operating Results:
Net sales	$71,577	$67,209	$59,604	$256,811	$148,893
Cost of sales	40,129	37,182	33,943	147,862	93,028

Gross profit	31,448	30,027	25,661	108,949	55,865
Operating expenses:
Selling, service and administration	15,199	15,172	13,300	58,262	48,536
Research, development and engineering	10,457	10,210	9,929	41,095	33,618
Legal settlement costs	56	1,311	—	1,367	—
Restructuring costs	(30)	827	—	797	—
Merger termination proceeds, net	—	—	—	—	(4,516)

Net operating expenses	25,682	27,520	23,229	101,521	77,638

Operating income (loss)	5,766	2,507	2,432	7,428	(21,773)
Non-operating income (expense):
Sale of previously impaired auction rate securities	708	—	—	708	—
Other-than-temporary impairment of auction rate securities	—	—	(1,347)	—	(1,347)
Interest and other (expense) income, net	(18)	(39)	289	188	1,358

Total non-operating income (expense)	690	(39)	(1,058)	896	11

Income (loss) before income taxes	6,456	2,468	1,374	8,324	(21,762)
Provision for (benefit from) income taxes	463	117	(704)	390	(9,778)

Net income (loss)	$5,993	$2,351	$2,078	$7,934	$(11,984)

Net income (loss) per share - basic	$0.21	$0.08	$0.08	$0.28	$(0.44)

Net income (loss) per share - diluted	$0.21	$0.08	$0.07	$0.28	$(0.44)

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141

ESI Announces Fourth Quarter and Fiscal 2011 Results

Electro Scientific Industries, Inc.

Fourth Quarter and Fiscal 2011 Results

(Amounts in thousands)

(Unaudited)

Financial Position As Of:

	Apr 2, 2011	Jan 1, 2011	Apr 3, 2010
Assets
Current assets:
Cash and cash equivalents	$116,412	$47,061	$39,335
Restricted cash	10,769	10,769	10,824
Short-term investments	69,245	104,949	116,140

Total cash, restricted cash and investments	196,426	162,779	166,299
Trade receivables, net	44,100	44,630	38,061
Inventories	65,362	70,180	72,090
Shipped systems pending acceptance	5,289	4,744	4,106
Deferred income taxes, net	9,892	7,931	7,232
Other current assets	6,784	8,593	8,677

Total current assets	327,853	298,857	296,465
Non-current assets:
Auction rate securities	5,166	6,211	5,021
Non-current investments	8,097	14,550	—
Property, plant and equipment, net	39,661	38,840	40,590
Non-current deferred income taxes, net	30,822	34,062	31,079
Goodwill	4,014	4,014	—
Acquired intangible assets, net	10,035	10,446	8,255
Other assets	14,519	14,050	13,008

Total assets	$440,167	$421,030	$394,418

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$18,650	$16,057	$14,607
Accrued liabilities	33,425	27,949	14,937
Deferred revenue	16,039	12,513	13,193

Total current liabilities	68,114	56,519	42,737
Non-current income taxes payable	9,754	9,706	9,019

Shareholders’ equity:
Preferred and common stock	153,189	150,433	142,369
Retained earnings	207,420	201,427	199,486
Accumulated other comprehensive income	1,690	2,945	807

Total shareholders’ equity	362,299	354,805	342,662

Total liabilities and shareholders’ equity	$440,167	$421,030	$394,418

End of period shares outstanding	28,299	28,184	27,665

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141

ESI Announces Fourth Quarter and Fiscal 2011 Results

Electro Scientific Industries, Inc.

Analysis of Fourth Quarter and Fiscal 2011 Results

(Dollars and shares in thousands)

(Unaudited)

	Fiscal quarter ended			Fiscal year ended
	Apr 2, 2011	Jan 1, 2011	Apr 3, 2010	Apr 2, 2011	Apr 3, 2010
Sales detail:
Semiconductor Group	$16,848	$29,674	$5,645	$78,739	$28,525
Components Group	14,322	7,755	10,105	54,184	31,697
Interconnect/ Micromachining Group	40,407	29,780	43,854	123,888	88,671

Total	$71,577	$67,209	$59,604	$256,811	$148,893

Gross margin %	44%	45%	43%	42%	38%
Selling, service and administration expense %	21%	23%	22%	23%	33%
Research, development and engineering expense %	15%	15%	17%	16%	23%
Operating income (loss) %	8%	4%	4%	3%	(15%)
Effective tax rate %	7%	5%	(51%)	5%	45%
Average shares outstanding - basic	28,245	28,132	27,619	28,045	27,449
Average shares outstanding - diluted	28,956	28,667	27,924	28,608	27,449
End of period employees	648	638	581	648	581

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141

ESI Announces Fourth Quarter and Fiscal 2011 Results

Electro Scientific Industries, Inc.

Fourth Quarter and Fiscal 2011 Results

(In thousands, except per share data)

(Unaudited)

Reconciliation of GAAP to Non-GAAP Financial Measures:

	Fiscal quarter ended			Fiscal year ended
	Apr 2, 2011	Jan 1, 2011	Apr 3, 2010	Apr 2, 2011	Apr 3, 2010
Gross profit per GAAP	$31,448	$30,027	$25,661	$108,949	$55,865
Add back:
Purchase accounting included in cost of sales	289	289	289	1,157	1,155
Equity compensation included in cost of sales	256	252	242	1,084	1,059

Total non-GAAP adjustments to gross profit	545	541	531	2,241	2,214

Non-GAAP gross profit	$31,993	$30,568	$26,192	$111,190	$58,079

Non-GAAP gross margin	44.7%	45.5%	43.9%	43.3%	39.0%

Operating expenses per GAAP	$25,682	$27,520	$23,229	$101,521	$77,638
Less:
Purchase accounting included in operating expenses:
Selling, service and administration	112	135	189	576	1,020
Research, development and engineering	58	36	36	166	134

Subtotal - purchase accounting included in operating expenses	170	171	225	742	1,154

Equity compensation included in operating expenses:
Selling, service and administration	1,412	1,414	1,038	6,688	5,306
Research, development and engineering	358	420	334	1,554	1,355

Subtotal - equity compensation included in operating expenses	1,770	1,834	1,372	8,242	6,661

Acquisition costs (settlement proceeds) included in operating expenses:
Selling, service and administration	—	17	—	(592)	—

Subtotal - acquisition costs (settlement proceeds) included in operating expenses	—	17	—	(592)	—

Other non-recurring items included in operating expenses:
Legal settlement costs	56	1,311		1,367
Restructuring costs	(30)	827	—	797	—
Merger termination proceeds, net	—	—	—	—	(4,516)

Subtotal - other non-recurring items included in operating expenses	26	2,138	—	2,164	(4,516)

Total non-GAAP adjustments to operating expenses	1,966	4,160	1,597	10,556	3,299

Non-GAAP operating expenses	$23,716	$23,360	$21,632	$90,965	$74,339

Operating income (loss) per GAAP	$5,766	$2,507	$2,432	$7,428	$(21,773)
Non-GAAP adjustments to gross profit	545	541	531	2,241	2,214
Non-GAAP adjustments to operating expenses	1,966	4,160	1,597	10,556	3,299

Non-GAAP operating income (loss)	$8,277	$7,208	$4,560	$20,225	$(16,260)

Non-operating income (expense), net per GAAP	$690	$(39)	$(1,058)	$896	$11
Non-GAAP adjustment for sale of previously impaired auction rate securities	(708)	—	—	(708)	—
Non-GAAP adjustment for impairment of auction rate securities	—	—	1,347	—	1,347

Non-GAAP non-operating (expense) income	$(18)	$(39)	$289	$188	$1,358

Net income (loss) per GAAP	$5,993	$2,351	$2,078	$7,934	$(11,984)
Non-GAAP adjustments to gross profit	545	541	531	2,241	2,214
Non-GAAP adjustments to operating expenses	1,966	4,160	1,597	10,556	3,299
Non-GAAP adjustments to non-operating expenses	(708)	—	1,347	(708)	1,347
Income tax effect of non-GAAP adjustments	(1,329)	(1,148)	(1,186)	(4,025)	(1,452)

Non-GAAP net income (loss)	$6,467	$5,904	$4,367	$15,998	$(6,576)

Basic Non-GAAP net income (loss) per share	$0.23	$0.21	$0.16	$0.57	$(0.24)

Diluted Non-GAAP net income (loss) per share	$0.22	$0.21	$0.16	$0.56	$(0.24)

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141

ESI Announces Fourth Quarter and Fiscal 2011 Results

Electro Scientific Industries, Inc.

Fourth Quarter and Fiscal 2011 Results

(Amounts in thousands)

(Unaudited)

Consolidated Condensed Statements of Cash Flows:

	Fiscal quarter ended			Fiscal year ended
	Apr 2, 2011	Jan 1, 2011	Apr 3, 2010	Apr 2, 2011	Apr 3, 2010
Net income (loss)	$5,993	$2,351	$2,078	$7,934	$(11,984)
Non-cash adjustments and changes in operating activities	23,347	6,007	1,942	42,656	14,839

NET CASH PROVIDED BY OPERATING ACTIVITIES	29,340	8,358	4,020	50,590	2,855
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	39,405	(2,335)	(17,797)	23,952	(118,955)
NET CASH PROVIDED BY FINANCING ACTIVITIES	730	562	505	1,511	822
Effect of exchange rate changes on cash	(124)	56	(35)	1,024	1,075

NET CHANGE IN CASH AND CASH EQUIVALENTS	69,351	6,641	(13,307)	77,077	(114,203)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	47,061	40,420	52,642	39,335	153,538

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$116,412	$47,061	$39,335	$116,412	$39,335

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141